Exhibit 10.1

FIRST AMENDMENT
TO
EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “First Amendment”) is made and entered into as of October 29, 2019 by and between BK Technologies, Inc., a Nevada corporation (the “Company”), and James R. Holthaus, an individual (the “Employee”).

WHEREAS, the parties entered into an Employment Agreement dated as of March 5, 2019 (the “Employment Agreement”); and

WHEREAS, the parties desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined in this First Amendment shall have the meanings given to them in the Employment Agreement.

2. Amendments.

(a)           Amendment of Capitalized Term. The capitalized term “Executive” that first appears in the preamble of the Employment Agreement and thereafter appears throughout the Employment Agreement is hereby amended by substituting in lieu thereof the capitalized term “Employee” in each and every instance where appears.

(b)           Amendment to Section 2.1. Section 2.1 of the Employment Agreement is hereby amended and restated in its entirety by substituting in lieu thereof the following:

2.1           Title and Duties. The Employee shall serve as Senior Vice President, P25 Product Solutions & Marketing of the Company and shall perform such duties as may be assigned to him from time to time by the President of the Company. The Employee shall report to the President of the Company in carrying out the Employee’s duties.

(c)           Amendment to Last Sentence of Section 4.1. The last sentence of Section 4.1 of the Employment Agreement is hereby amended and restated in its entirety by substituting in lieu thereof the following:

The Base Salary will be subject to annual review and adjustment by the Company based upon the Employee’s performance.

(d)           Amendment to Section 4.2. Section 4.2 of the Employment Agreement is hereby amended and restated in its entirety by substituting in lieu thereof the following:

4.2           Annual Bonus. Commencing with respect to the Company’s 2019 fiscal year, the Employee will be eligible to receive a bonus, payable in cash or through equity in the Company, as determined by the Company. The bonus will be subject to the achievement of performance metrics, goals, objectives and/or other criteria as determined by the Company. Any stock options in the Company will vest over a period of five years from the date of grant, and will be nonqualified options under the federal tax laws. Any equity award shall be evidenced by and subject to the terms and conditions of an Award Agreement entered into between the Company and the Employee.

(e)           Amendment to Section 6. Section 6 of the Employment Agreement is hereby amended and restated in its entirety by substituting in lieu thereof the following:

6.           Company Benefit Programs. In addition to the compensation and the rights provided elsewhere in this Agreement, the Employee shall be entitled to participate in each plan of the Company now or hereafter adopted and in effect from time to time for the benefit of employees of the Company, to the extent permitted by such plans and applicable law. Nothing in this Agreement shall limit the Company’s right to amend, modify and/or terminate any benefit plan, policies or programs at any time for any reason.

3. Reaffirmation. Except as expressly amended above, the terms of the Employment Agreement remain in full force and effect and are hereby reaffirmed.

4. Governing Law . The validity, interpretation, construction and performance of this First Amendment will be governed by the laws of the State of Florida, notwithstanding any conflict of law provision to the contrary.

5. Counterparts. This First Amendment may be executed in two or more counterparts, each of which will take effect as an original and all of which will evidence one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, this First Amendment has been executed as of the date first above written.

COMPANY:

BK TECHNOLOGIES, INC.

By: /s/ William P. Kelly
Name: William P. Kelly
Title: EVP & CFO

EMPLOYEE:

/s/ James R. Holthaus
JAMES R. HOLTHAUS

[Signature Page to First Amendment to Employment Agreement]